Exhibit 99.1

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Fourth Quarter and Full Year 2017

DALLAS — (BUSINESS WIRE) January 25, 2018 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the fourth quarter and full year of 2017. Hilltop produced income of $13.4 million, or $0.14 per diluted share, for the fourth quarter of 2017, compared to $35.3 million, or $0.36 per diluted share, for the fourth quarter of 2016.  Income to common stockholders for the full year 2017 was $132.5 million, or $1.36  per diluted share, compared to $145.9 million, or $1.48 per diluted share, for the full year 2016.

Hilltop’s results during the fourth quarter and full year of 2017 include the estimated impact of a non-recurring, non-cash charge1 of $28.4 million primarily attributable to the revaluation of deferred tax assets as a result of the enactment of the Tax Cuts and Jobs Act (“Tax Legislation”). Our results during the full year of 2017 were also impacted by losses from Hurricanes Harvey and Irma of $8.2 million, as well as increases to other noninterest income of $15.0 million from coverage provided by an insurance policy for forgery of a document delivered in connection with a single, large loan charged off by the Bank in 2016 and $11.6 million from the resolution of the appraisal proceedings from the SWS merger, both of which occurred during the second quarter of 2017. The results for the fourth quarter and full year of 2016 included a specific legal reserve of $16.0 million related to one matter involving Hilltop Securities. The results for the full year of 2016 also included a $24.5 million charge-off of the previously discussed loan by the Bank.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.07 per common share, a 16.7% increase from prior quarter, payable on February 28, 2018, to all common stockholders of record as of the close of business on February 15, 2018.  Furthermore, the Hilltop Board of Directors authorized a new stock repurchase program through January 2019, under which Hilltop may repurchase, in the aggregate, up to $50.0 million of its outstanding common stock.

Jeremy Ford, Co-CEO of Hilltop, said, “Hilltop’s fourth quarter earnings reflect solid performance across our businesses, particularly from our insurance segment. We remain focused on profitable growth, efficiency improvements and sound capital management. Importantly, in 2017 Hilltop returned $50.5 million of capital to shareholders through dividends and share repurchases.”

Alan White, Co-CEO of Hilltop, added, “Hilltop’s operating companies continued to thrive from a shared commitment to our clients and communities. During this quarter, PlainsCapital Bank was able to grow core deposits and commercial loans, PrimeLending was able to increase mortgage market share, and HilltopSecurities was able to build on its earnings and margin momentum.”

Fourth Quarter 2017 Highlights for Hilltop:

•

Hilltop’s annualized return on average assets[1] and return on average equity[1] for the fourth quarter of 2017 were 0.41% and 2.78%, respectively, compared to 1.13% and 7.56%, respectively, for the fourth quarter of 2016;

•	Hilltop’s total assets were $13.4 billion at December 31, 2017, compared to $13.5 billion at September 30, 2017;
•	Hilltop’s common equity increased by $5.9 million from September 30, 2017 to $1.9 billion at December 31, 2017;
•

Non-covered loans[2] held for investment, net of allowance for loan losses, increased by 2.0% to $6.2 billion and covered loans[2], net of allowance for loan losses, decreased by 4.7% to $179.4 million at December 31, 2017 compared to September 30, 2017;

•

Non-covered non-performing loans  increased to $40.5 million, or 0.51% of total non-covered loans, at December 31, 2017, compared to $40.1 million, or 0.50% of total non-covered loans, at September 30, 2017;

•	Energy classified and criticized loans were $28.6 million at December 31, 2017, increasing from $24.4 million at September 30, 2017;
•	Loans held for sale decreased by 11.6% from September 30, 2017 to $1.7 billion at December 31, 2017;

•	Total deposits were $8.0 billion at December 31, 2017, compared to $7.7 billion at September 30, 2017;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[3] of 12.94% and a Common Equity Tier 1 Capital Ratio of 17.69% at December 31, 2017;
•	Hilltop’s net interest margin[4] of 3.63% for the fourth quarter of 2017, compared to 3.50% in the third quarter of 2017;
•	The provision for loan losses was $5.5 million during the fourth quarter of 2017, compared to $1.3 million in the third quarter of 2017;
•	For the fourth quarter of 2017, noninterest income was $290.5 million, compared to $309.1 million in the fourth quarter of 2016, a 6.0% decrease; and
•	For the fourth quarter of 2017, noninterest expense was $328.7 million, compared to $355.8 million in the fourth quarter of 2016, a 7.6% decrease.

1      The enactment of Tax Legislation during the noted periods resulted in an estimated non-cash, non-recurring charge of $28.4 million primarily attributable to the revaluation of deferred tax assets. Certain Tax Legislation amounts are considered reasonable estimates as of December 31, 2017 and could be adjusted during the measurement period, which will end in December 2018, as a result of further refinement of our calculations, changes in interpretations and assumptions made, guidance that may be issued and actions we may take as a result of Tax Legislation.

2   “Covered loans” refer to loans acquired in the FNB Transaction that are subject to loss-share agreements with the FDIC, while all other loans are referred to as “non-covered loans.”

3   Based on the end of period Tier 1 capital divided by total average assets during  2017, excluding goodwill and intangible assets.

4   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(in 000's)	2017	2017	2017	2016	2016
Cash and due from banks	$486,977	$354,569	$405,938	$545,928	$669,357
Federal funds sold	405	400	388	24,404	21,407
Securities purchased under agreements to resell	186,537	134,654	125,188	113,228	89,430
Assets segregated for regulatory purposes	186,578	207,336	167,565	166,395	180,993
Securities:
Trading, at fair value	730,685	676,411	471,485	373,300	265,534
Available for sale, at fair value	765,560	765,542	763,206	755,546	598,007
Held to maturity, at amortized cost	355,849	368,031	359,847	337,357	351,831
	1,852,094	1,809,984	1,594,538	1,466,203	1,215,372
Loans held for sale	1,715,357	1,939,321	2,000,257	1,329,493	1,795,463
Non-covered loans, net of unearned income	6,273,669	6,148,813	6,118,211	5,783,853	5,843,499
Allowance for non-covered loan losses	(60,957)	(58,779)	(59,208)	(55,157)	(54,186)
Non-covered loans, net	6,212,712	6,090,034	6,059,003	5,728,696	5,789,313

Covered loans, net of allowance for covered loan losses	179,400	188,269	205,877	234,681	255,714
Broker-dealer and clearing organization receivables	1,464,378	1,672,123	1,552,525	1,574,031	1,497,741
Premises and equipment, net	177,577	176,281	183,994	184,091	190,361
FDIC indemnification asset	29,340	33,143	40,304	47,940	71,313
Covered other real estate owned	36,744	40,343	42,304	45,374	51,642
Other assets	556,683	596,095	618,368	583,554	613,453
Goodwill	251,808	251,808	251,808	251,808	251,808
Other intangible assets, net	36,432	38,440	40,516	42,601	44,695
Total assets	$13,373,022	$13,532,800	$13,288,573	$12,338,427	$12,738,062

Deposits:
Non-interest bearing	$2,411,849	$2,279,633	$2,251,208	$2,272,905	$2,199,483
Interest bearing	5,566,270	5,383,814	5,323,414	5,056,957	4,864,328
Total deposits	7,978,119	7,663,447	7,574,622	7,329,862	7,063,811
Broker-dealer and clearing organization payables	1,287,563	1,517,698	1,395,314	1,437,548	1,347,128
Short-term borrowings	1,206,424	1,477,201	1,515,069	753,777	1,417,289
Securities sold, not yet purchased, at fair value	232,821	173,509	149,869	144,193	153,889
Notes payable	216,045	300,196	300,283	324,701	317,912
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	470,231	424,381	393,351	392,025	496,501
Total liabilities	11,458,215	11,623,444	11,395,520	10,449,118	10,863,542

Common stock	960	959	963	984	985
Additional paid-in capital	1,526,369	1,525,169	1,529,903	1,570,329	1,572,877
Accumulated other comprehensive income (loss)	(394)	2,585	2,112	897	485
Retained earnings	384,545	376,873	356,564	313,197	295,568
Deferred compensation employee stock trust, net	848	840	845	893	903
Employee stock trust	(247)	(241)	(248)	(300)	(309)
Total Hilltop stockholders' equity	1,912,081	1,906,185	1,890,139	1,886,000	1,870,509
Noncontrolling interests	2,726	3,171	2,914	3,309	4,011
Total stockholders' equity	1,914,807	1,909,356	1,893,053	1,889,309	1,874,520
Total liabilities & stockholders' equity	$13,373,022	$13,532,800	$13,288,573	$12,338,427	$12,738,062

	Three Months Ended			Year Ended
Consolidated Income Statements	December 31,	September 30,	December 31,	December 31,	December 31,
(in 000's, except per share data)	2017	2017	2016	2017	2016
Interest income:
Loans, including fees	$105,658	$102,546	$102,046	$411,988	$389,637
Securities borrowed	11,994	11,404	6,566	41,048	29,518
Securities:
Taxable	11,910	11,157	7,097	39,633	26,233
Tax-exempt	1,717	1,471	1,530	5,807	6,222
Other	2,386	2,366	1,096	8,680	4,344
Total interest income	133,665	128,944	118,335	507,156	455,954

Interest expense:
Deposits	7,700	6,841	3,971	24,695	15,843
Securities loaned	9,581	8,935	4,653	32,337	22,510
Short-term borrowings	4,118	4,567	1,829	13,751	5,803
Notes payable	2,611	2,680	2,856	10,931	10,849
Junior subordinated debentures	787	774	703	3,016	2,676
Other	176	167	199	678	742
Total interest expense	24,973	23,964	14,211	85,408	58,423

Net interest income	108,692	104,980	104,124	421,748	397,531
Provision for loan losses	5,453	1,260	4,347	14,271	40,620
Net interest income after provision for loan losses	103,239	103,720	99,777	407,477	356,911

Noninterest income:
Net gains from sale of loans and other mortgage production income	122,132	138,498	137,270	538,468	606,991
Mortgage loan origination fees	23,156	25,256	24,850	93,944	96,267
Securities commissions and fees	40,868	38,735	39,425	156,464	157,906
Investment and securities advisory fees and commissions	36,561	25,620	31,690	109,920	115,992
Net insurance premiums earned	35,645	34,493	38,344	142,298	155,545
Other	32,094	35,875	37,548	163,970	154,264
Total noninterest income	290,456	298,477	309,127	1,205,064	1,286,965

Noninterest expense:
Employees' compensation and benefits	205,642	209,747	208,760	816,994	834,113
Occupancy and equipment, net	29,658	29,073	27,154	113,943	109,418
Professional services	24,220	25,560	42,983	101,521	128,176
Loss and loss adjustment expenses	8,583	31,234	14,018	94,701	89,243
Other	60,567	58,228	62,869	242,096	251,521
Total noninterest expense	328,670	353,842	355,784	1,369,255	1,412,471

Income before income taxes	65,025	48,355	53,120	243,286	231,405
Income tax expense	51,350	18,003	17,582	110,142	83,461
Net income	13,675	30,352	35,538	133,144	147,944
Less: Net income attributable to noncontrolling interest	247	146	217	600	2,050
Income attributable to Hilltop	$13,428	$30,206	$35,321	$132,544	$145,894

Earnings per common share:
Basic	$0.14	$0.31	$0.36	$1.36	$1.48
Diluted	$0.14	$0.31	$0.36	$1.36	$1.48

Cash dividends declared per common share	$0.06	$0.06	$0.06	$0.24	$0.06

Weighted average shares outstanding:
Basic	95,903	96,096	98,514	97,137	98,404
Diluted	96,080	96,306	98,810	97,353	98,629

	Three Months Ended December 31, 2017
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$92,986	$12,684	$(124)	$880	$(2,656)	$4,922	$108,692
Provision for loan losses	5,166	287	—	—	—	—	5,453
Noninterest income	10,580	101,642	145,355	37,820	5	(4,946)	290,456
Noninterest expense	62,328	94,917	137,636	24,910	8,974	(95)	328,670
Income (loss) before income taxes	$36,072	$19,122	$7,595	$13,790	$(11,625)	$71	$65,025

	Year Ended December 31, 2017
			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$366,581	$43,735	$(915)	$2,861	$(10,069)	$19,555	$421,748
Provision for loan losses	14,073	198	—	—	—	—	14,271
Noninterest income	59,904	368,421	632,388	151,382	12,798	(19,829)	1,205,064
Noninterest expense	248,404	347,314	581,899	158,354	33,983	(699)	1,369,255
Income (loss) before income taxes	$164,008	$64,644	$49,574	$(4,111)	$(31,254)	$425	$243,286

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Selected Financial Data	2017	2017	2016	2017	2016

Hilltop Consolidated:
Return on average stockholders' equity (1)	2.78%	6.32%	7.56%	7.00%	8.13%
Return on average assets (1)	0.41%	0.90%	1.13%	1.03%	1.21%
Net interest margin (2)	3.63%	3.50%	3.80%	3.67%	3.74%
Net interest margin (taxable equivalent) (3):
As reported	3.65%	3.52%	3.82%	3.69%	3.76%
Impact of purchase accounting	44 bps	37 bps	71 bps	53 bps	67 bps
Book value per common share ($)	19.92	19.88	18.98	19.92	17.63
Shares outstanding, end of period (000's)	95,982	95,904	98,544	95,982	98,544
Dividend payout ratio (4)	42.86%	19.09%	16.71%	17.59%	4.05%

Banking Segment:
Net interest margin (2)	4.23%	4.03%	4.57%	4.31%	4.65%
Net interest margin (taxable equivalent) (3):
As reported	4.24%	4.05%	4.59%	4.33%	4.68%
Impact of purchase accounting	60 bps	51 bps	96 bps	72 bps	93 bps
Accretion of discount on loans ($000's)	12,642	10,541	17,926	58,445	67,870
Non-covered net charge-offs (recoveries) ($000's)	4,635	908	3,083	4,635	32,970
Return on average assets (1)	-0.08%	0.94%	1.09%	0.85%	0.94%
Fee income ratio	10.22%	11.33%	12.57%	14.05%	12.65%
Efficiency ratio	60.18%	62.29%	59.00%	58.24%	58.87%
Employees' compensation and benefits ($000's)	31,159	30,810	32,350	125,271	123,489

Broker-Dealer Segment:
Net revenue (5)	114,326	103,633	107,331	412,156	416,938
Employees' compensation and benefits ($000's)	70,169	60,365	62,929	250,614	252,772
Variable compensation expense ($000's)	41,239	35,085	37,984	143,688	148,611
Compensation as a % of net revenue	61.4%	58.2%	58.6%	60.8%	60.6%
Pre-tax margin	16.73%	19.49%	-0.02%	15.68%	9.47%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,870,864	3,332,441	2,772,316	11,974,571	11,276,378
Refinancings	732,129	640,064	1,115,764	2,483,342	4,183,835
Total mortgage loan originations - volume	3,602,993	3,972,505	3,888,080	14,457,913	15,460,213
Mortgage loan sales - volume ($000's)	3,791,638	4,002,195	3,723,751	14,454,260	15,155,340
Mortgage servicing rights asset ($000's) (6)	54,714	47,766	61,968	54,714	61,968
Employees' compensation and benefits ($000's)	96,257	111,133	106,894	412,537	435,669
Variable compensation expense ($000's)	59,130	66,420	64,809	244,333	266,373

Insurance Segment:
Loss and LAE ratio	24.1%	90.6%	36.6%	66.6%	57.4%
Expense ratio	41.0%	40.4%	33.2%	39.9%	33.5%
Combined ratio	65.1%	131.0%	69.8%	106.5%	90.9%
Employees' compensation and benefits ($000's)	3,418	2,578	2,262	11,562	9,145

(1)

Noted measures during the three months and year ended December 31, 2017 include estimated non-cash, non-recurring charges to Hilltop Consolidated and Banking Segment results of $28.4 million and $25.7 million, respectively, primarily attributable to the revaluation of deferred tax assets as a result of the enactment of the Tax Legislation. Certain Tax Legislation amounts are considered reasonable estimates as of December 31, 2017 and could be adjusted during the measurement period, which will end in December 2018, as a result of further refinement of our calculations, changes in interpretations and assumptions made, guidance that may be issued and actions we may take as a result of Tax Legislation.

(2)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(3)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on a 35% federal income tax rate. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. For the periods presented, the taxable equivalent adjustments to interest income for Hilltop Consolidated were $0.6  million,  $0.6 million, $0.6 million, $2.2 million, and  $2.4 million, respectively, and for the Banking Segment were $0.4  million, $0.4 million, $0.4 million, $1.6 million, and $1.5 million, respectively.

(4)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(5)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital Ratios	2017	2017	2017	2016	2016
Tier 1 capital (to average assets):
PlainsCapital	12.32%	12.18%	12.11%	13.09%	12.35%
Hilltop	12.94%	12.87%	13.07%	13.98%	13.51%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.46%	14.44%	13.95%	15.50%	14.64%
Hilltop	17.69%	17.66%	17.53%	19.03%	18.30%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.46%	14.44%	13.95%	15.50%	14.64%
Hilltop	18.23%	18.20%	18.07%	19.62%	18.87%
Total capital (to risk-weighted assets):
PlainsCapital	15.28%	15.23%	14.72%	16.30%	15.38%
Hilltop	18.77%	18.71%	18.57%	20.12%	19.34%

	December 31,	September 30,	June 30,	March 31,	December 31,
Non-Covered Non-Performing Loans Portfolio Data	2017	2017	2017	2016	2016

Non-covered loans accounted for on a non-accrual basis ($000's):
Commercial and industrial	20,878	21,434	13,818	13,490	9,515
Real estate	18,978	17,996	14,877	14,437	13,932
Construction and land development	611	626	632	661	755
Consumer	56	63	208	223	244
Broker-dealer	—	—	—	—	—
	40,523	40,119	29,535	28,811	24,446

Non-covered non-performing loans as a % of total non-covered loans	0.51%	0.50%	0.36%	0.41%	0.32%

Non-covered other real estate owned ($000's)	3,883	4,827	4,591	4,556	4,507

Other repossessed assets ($000's)	323	437	723	681	1,117

Non-covered non-performing assets ($000's)	44,729	45,383	34,849	34,048	30,070

Non-covered non-performing assets as a % of total assets	0.33%	0.34%	0.26%	0.28%	0.24%

Non-covered non-PCI loans past due 90 days or more and still accruing ($000's)	61,082	45,134	48,757	42,767	47,486

Troubled debt restructurings included in accruing non-covered loans ($000's)	1,150	1,163	1,170	1,180	1,196

	December 31,	September 30,	June 30,	March 31,	December 31,
PlainsCapital Bank - Energy Exposure	2017	2017	2017	2016	2016

Select Energy Statistics
Outstanding energy loan balance ($MM)	151.3	151.3	158.2	149.1	166.5
Energy unfunded commitments ($MM)	126.2	137.9	121.9	130.4	121.4
Energy loans as a % of total loans	2.6%	2.6%	2.7%	2.7%	3.0%
Classified and criticized energy loans ($MM):
Criticized energy loans	0.0	0.0	0.0	0.0	0.0
Performing classified energy loans	16.1	11.6	23.6	22.5	23.5
Non-performing classified energy loans	12.5	12.8	3.3	4.0	5.2
	28.6	24.4	26.9	26.5	28.7

Unimpaired energy reserves ($MM)	12.0	12.0	11.3	10.6	10.6
Energy reserves as a % of energy loans	7.9%	7.9%	7.1%	7.1%	6.5%
Energy NCOs ($MM)	0.0	0.0	0.0	0.0	1.5

Energy Portfolio Breakdown
Exploration and production	13%	14%	14%	13%	11%
Services:
Field services	22%	23%	22%	24%	22%
Pipeline construction	26%	22%	22%	22%	21%
	48%	45%	44%	46%	43%
Midstream:
Distribution	16%	16%	16%	18%	30%
Transportation	8%	9%	9%	10%	9%
	24%	25%	25%	28%	39%
Other:
Wholesalers	<1%	1%	1%	1%	1%
Equipment rentals	0%	0%	0%	0%	0%
Equipment wholesalers	15%	15%	16%	12%	6%
Total	100%	100%	100%	100%	100%

	Three Months Ended December 31,
	2017			2016
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans, gross (1)	$7,895,956	$105,658	5.28%	$7,588,895	$102,046	5.32%
Investment securities - taxable	1,564,445	11,885	3.02%	1,031,667	7,076	2.74%
Investment securities - non-taxable (2)	257,779	2,323	3.59%	282,027	2,139	3.03%
Federal funds sold and securities purchased under agreements to resell	156,691	—	0.00%	145,354	40	0.11%
Interest-bearing deposits in other financial institutions	388,930	1,186	1.21%	411,538	500	0.48%
Securities borrowed	1,524,086	11,994	3.08%	1,371,633	6,566	1.87%
Other	80,787	1,225	6.04%	74,583	576	3.06%
Interest-earning assets, gross (2)	11,868,674	134,271	4.47%	10,905,697	118,943	4.31%
Allowance for loan losses	(61,674)			(54,089)
Interest-earning assets, net	11,807,000			10,851,608
Noninterest-earning assets	1,518,435			1,646,800
Total assets	$13,325,435			$12,498,408

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,446,430	$7,700	0.56%	$4,839,376	$3,971	0.33%
Securities loaned	1,365,153	9,581	2.78%	1,260,159	4,653	1.47%
Notes payable and other borrowings	1,516,749	7,692	2.00%	1,507,513	5,587	1.47%
Total interest-bearing liabilities	8,328,332	24,973	1.19%	7,607,048	14,211	0.74%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,438,605			2,356,373
Other liabilities	641,302			674,297
Total liabilities	11,408,239			10,637,718
Stockholders’ equity	1,915,184			1,857,830
Noncontrolling interest	2,012			2,860
Total liabilities and stockholders' equity	$13,325,435			$12,498,408

Net interest income (2)		$109,298			$104,732
Net interest spread (2)			3.28%			3.57%
Net interest margin (2)			3.65%			3.82%

	Year Ended December 31,
	2017			2016
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans, gross (1)	$7,718,933	$411,988	5.34%	$7,153,769	$389,637	5.45%
Investment securities - taxable	1,399,379	39,539	2.83%	1,038,838	26,152	2.52%
Investment securities - non-taxable (2)	234,741	8,012	3.41%	282,780	8,674	3.07%
Federal funds sold and securities purchased under agreements to resell	140,337	50	0.04%	150,337	155	0.10%
Interest-bearing deposits in other financial institutions	387,258	3,826	0.99%	426,150	2,024	0.47%
Securities borrowed	1,518,041	41,048	2.70%	1,523,195	29,518	1.94%
Other	85,125	4,897	5.75%	66,088	2,247	3.40%
Interest-earning assets, gross (2)	11,483,814	509,360	4.44%	10,641,157	458,407	4.31%
Allowance for loan losses	(59,153)			(51,925)
Interest-earning assets, net	11,424,661			10,589,232
Noninterest-earning assets	1,531,311			1,606,572
Total assets	$12,955,972			$12,195,804

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,220,359	$24,695	0.47%	$4,824,374	$15,843	0.33%
Securities loaned	1,378,748	32,337	2.35%	1,428,829	22,510	1.58%
Notes payable and other borrowings	1,516,015	28,376	1.87%	1,237,609	20,070	1.62%
Total interest-bearing liabilities	8,115,122	53,071	1.05%	7,490,812	58,423	0.78%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,309,776			2,241,561
Other liabilities	634,630			665,878
Total liabilities	11,059,528			10,398,251
Stockholders’ equity	1,894,009			1,795,219
Noncontrolling interest	2,435			2,334
Total liabilities and stockholders' equity	$12,955,972			$12,195,804

Net interest income (2)		$456,289			$399,984
Net interest spread (2)			3.38%			3.53%
Net interest margin (2)			3.69%			3.76%

(1)	Average balance includes non-accrual loans.
(2)

Presented on a taxable equivalent basis with annualized taxable equivalent adjustments based on a 35% federal income tax rate. The adjustment to interest income was $0.6 million and $0.6 million for the three months ended December 31, 2017 and 2016, respectively, and $2.2 million and $2.4 million for the year ended December 31, 2017 and 2016, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  January 26, 2018. Hilltop Co-CEOs Jeremy B. Ford and Alan B. White and other key management members will review fourth quarter 2017 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At December 31, 2017, Hilltop employed approximately 5,500 people and operated approximately 475 locations in 45  states. Hilltop Holdings’  common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions, expected tax impacts and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. For a discussion of certain factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.